The Alkaline Water Company Reports Record Third Quarter
Revenue of $15.1 Million and 57% Year over Year Growth

The Company Reiterates Full Fiscal 2022 Revenue Guidance of $62 Million

(All amounts are unaudited and in U.S. dollars)

SCOTTSDALE, Arizona, (2/14/2022)- The Alkaline Water Company Inc. (NASDAQ and CSE: WTER) (the "Company"), the country's largest independent alkaline water company and the Clean Beverage® company, today announced revenue of $15.1 million for the fiscal third quarter ending December 31, 2021. This is the second-best quarter for revenue in company history and represents year-over-year quarterly growth of 57%. The Company filed the corresponding form 10-Q with the SEC on February 14, 2022.

"With reported sales of $15.1 million, the year-over-year growth for this quarter was an exceptional 57%," stated Ricky Wright, President and CEO of The Alkaline Water Company Inc. "This represents our second consecutive quarter with greater than 50% year over year growth. What makes the results of this quarter even more impressive is that historically, our third quarter sales are the lowest during our fiscal year. Our growth continues to accelerate into our fourth quarter as we now begin to see bottled water "resets" and new SKU additions at retailers across the country. We believe that year-over-year quarterly growth will continue through fiscal 2023 and we reiterate our guidance of $62 Million for fiscal 2022."

Fiscal 2022 Third Quarter Key Overview:

  $15.1 million in revenue, a year-over-year increase of 57%.
  Second sequential quarter with year-over-year growth of 50%+.
  The Company reiterates guidance of $62 Million.
  Alkaline88 was the fastest-growing top-ten value-added water brand in the country (Nielsen xAOC data for the 13 weeks ending 1/1/2022).
  Alkaline88's dollar volume grew 46.6% over the same period the prior year. (Nielsen xAOC data for the 13 weeks ending 1/1/2022).
  Alkaline88 has grown 54% based on a two-year stack which leads all other brands in the top-ten. (Nielsen data 52-week reports for 2019-2021)
  Alkaline88 is the second-largest brand in by dollar volume in the Enhanced Water category in the Natural Grocery channel. (Among grocers who report to SPINS Database Platform for the 12-weeks ending 12/26/21).
  The 1-Gallon bottle is the #1 best-selling value-added water SKU in the Natural Grocery channel (Among grocers who report to SPINS Database Platform for the 12-weeks ending 12/26/21).

"Nielsen data for the 13 weeks ending January 1st, 2022 for all outlets combined excluding convenience stores, or 'xAOC,' reveals that we were the fastest growing top-ten value-added water in the country," continued Mr. Wright. "Our year-over-year dollar volume grew 46.4% over the comparable period last year. Of the more than 70 brands included in the data, Alkaline88 had the third highest year-over-year gains in market share. Our dollar volume has grown 54% based on a two-year stack, which is the best amongst top-ten brands and almost twice the category average."

Fiscal Q3 Business and Operational Highlights

  Marketing Efforts
    Shaquille O'Neal: The Company has launched its first ever traditional marketing campaign with assets featuring our Brand Ambassador Shaquille O'Neal, including TV commercials in strategic growth markets and online video platforms, programmatic digital video & display, and social media. Alkaline88 and Shaq are also featured on 8,500 sq ft. of digital billboards in Times Square. The Company also proudly sponsored two awards at the Sports Illustrated Awards. All these efforts are estimated to already have generated millions of impressions.
  Convenience Store Channel Growth
    DSD Success: Alkaline88 added thousands of new retail locations in the convenience store channel thanks to the strategic expansion with Direct-Store-Delivery partners, Hensley, Nevada Beverage, and Mahaska in the Southwest and Midwest.
  E-Commerce
    Quick Commerce with Ohi: Alkaline88 partnered with Ohi, the next-generation instant commerce platform. Ohi's model allows for two-hour delivery of Alkaline88 in New York and Los Angeles, with plans to expand to other major markets soon.
  Digital Optimization: The Company has optimized its presence across the web and/on major retail e-comm platforms like Walmart.com, SamsClub.com, and Amazon.com where it now has multiple products available through Amazon Prime. The company has also optimized its own e-comm platform, Alkaline88.com.
  Club/Specialty Retailers/Grocery/Drugstore
    Sam's Club: Alkaline88® entered the Club channel for the first time in Q3 of fiscal 2022 with the 1-liter 12-pack available in 587 Sam's Clubs nationwide.
    GNC: Two Alkaline88 single-serve sizes are now available in 350 premium GNC Retail Locations around the country.
    CVS: Multiple new Alkaline88 SKUs have been added to CVS shelves around the country.
  Hospitality Channel:
    Alkaline88 in Airports: Alkaline88 landed in over 100 market kiosks in 9 of the busiest airports in the United States including JFK, LGA, EWR, ORD, MCO, IAH, PHL, MSP, and DCA.
    iDeal Partnership: The Alkaline Water Company partnered with iDeal Hospitality Partners Group to multiply its efforts in marketing, business development, and sales within the multi-billion-dollar hospitality channel.
    750 ML Aluminum: Alkaline88 is producing its first run of its new 750ml white aluminum bottle this month. This product has been designed to target on-premise consumption in the Hospitality and Foodservice channels.

  Functional Beverages
    A88CBD™ FreshCap™: The Alkaline Water Company launched a new line of functional beverages, the A88CBD FreshCap powered by Vessl™. First shipments of the new products went to several distributors across multiple states. The Company is continuing to work with buyers in California, Texas, New York and other states where local regulations allow.
  Minimized Supply Chain Disruption
    Co-Packers and Suppliers: With the addition of new geographically-distributed copackers and raw material suppliers throughout the country this year, The Alkaline Water Company was able to significantly increase production capacity, decrease shipping distances, and ensure raw material supply.
  Single Serve:
    Almost 20% of Cases Sold: Thanks to successful expansion into club, specialty, and convenience channels, Alkaline88 single serve sizes accounted for almost 20% of Q3's cases sold.

"Our ambition has always been to make Alkaline88® a household brand," stated Mr. Wright. "The many successes we had this past quarter are moving us toward that goal.  Thanks to the efforts of our sales team and the marketing department's excellent integration with our brand ambassador Shaquille O'Neal and Authentic Brands Group, our brand awareness and our market penetration has never been higher. Thanks to the hard work of our operational team and our co-packers, we've avoided most of the supply chain issues of our competitors and have continued to deliver when others couldn't."

Fiscal 2022 Third Quarter Financial Results (unaudited)
(All amounts are in U.S. dollars)

  For the fiscal third quarter ended December 31, 2021, the Company recorded revenue of approximately $15.1 million, an increase of 57% over the prior year's quarter and the second-best quarter in the Company's history.

  Gross profit in the fiscal third quarter was $5 million, an increase of 48% compared to $3.4 million from the prior year's quarter.

  Total operating expenses for the fiscal third quarter were $15.9 million, compared to $7.6 million from the prior year's quarter.

  Net loss for the fiscal third quarter was 10.7 million or ($.10) per share versus a net loss of $4.4 million or ($0.06) per share in the third quarter of fiscal 2021. Both the net loss and net loss per share were impacted by non-cash expenses of approximately ($0.03) per share in the quarter ended December 31, 2021.

  Cash used by operations during the nine months ended December 31, 2021 totaled approximately $25.9 million as compared to $9.6 million of cash used by operations in the nine months ended December 31, 2020.

  Cash position of $3.3 million at end of third quarter fiscal 2022.

"Sales have been excellent but like almost everyone, we have seen significant margin contraction as a result of inflationary pressures over the last 12 months," continued Mr. Wright. "We've taken a number of steps that will allow us to increase our margins beginning first quarter of fiscal 2023. These steps include (1) an approximate 9% across the board price increase (effective across all banners for the entire fiscal 2023); (2) a potential leveling off or small reduction in freight costs due to the geographic distribution of our new co-packers and suppliers; and (3) our buying power allowing us to lock in price breaks on raw materials over the next 12 months.

"With these in place, management expects our margins to increase between 3% and 5% in fiscal 2023, as we continue to explore other ways to reduce our operating deficits without hampering our growth."

Fiscal 2022 Outlook:

"We reiterate our guidance of $62 million," continued Mr. Wright. "As this fiscal year draws to a close, the drivers for next fiscal year are firmly in place to see sales growth throughout fiscal 2023. Our team has worked hard to build a strong brand with the ability to meet the demands of continued expansion. Our momentum has continued into our fourth fiscal quarter. The most recent Nielsen data for the 4-weeks ending 1.29.2022 shows that we grew 60% year-over-year for that period. For the first time in the company's history, we are ranked for that this period as the seventh largest enhanced water bottled company in the country after leapfrogging several competitors. We look forward to adding tremendous value for our customers, employees and shareholders now and for years to come."

Third Quarter Fiscal 2022 Conference Call

The Company will hold a conference call today, Monday, February 14, 2022, at 4:30 PM Eastern Time.

Conference Call Details:
Date: February 14, 2022
Time: 4:30 PM Eastern Time (ET)
Dial-in Number for U.S. and Canadian Callers: 877-407-3088
Dial-in Number for International Callers (Outside of the U.S. and Canada): 201-389-0927
Conference ID Number: 13727098

Participating on the call will be the Company's President and CEO, Richard A. Wright, and Chief Financial Officer, David Guarino, who will discuss operational and financial highlights for the third quarter and the outlook for the final quarter of fiscal year 2022.

To join the live conference call, please dial into the above-referenced telephone numbers five to ten minutes prior to the scheduled call time.

A replay will be available for one week starting on February 14, 2022, at approximately 8:30 PM (ET). To access the replay, please dial 877-660-6853 in the U.S. or Canada and 201-612-7415 for international callers and use Access ID: 13727098.

About The Alkaline Water Company:

The Alkaline Water Company is the Clean Beverage® company making a difference in the water you drink and the world we share.

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in

Scottsdale, Arizona. Its flagship product, Alkaline88®, is a leading premier alkaline water brand available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH balanced alkaline drinking water with trace minerals and electrolytes and boasts our trademarked "Clean Beverage" label. In 2021, The Alkaline Water Company was pleased to welcome Shaquille O'Neal to its board of advisors and to serve as the celebrity brand ambassador for the Alkaline88® and A88 Infused™ brands.

To purchase The Alkaline Water Company's products online, visit us at www.alkaline88.com.

To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: the statements relating to the Company fiscal 2022 revenue guidance of $62 million; the Company's belief that year-over-year quarterly growth will continue; the Company's goal to make Alkaline88® a household brand;  the statements regarding the steps that the Company has taken that will allow the Company to increase its margins beginning first quarter of fiscal 2023, including an approximate 9% across the board price increase (effective across all banners for the entire fiscal 2023 and a potential leveling off or small reduction in freight costs due to the geographic distribution of the Company's new co-packers and suppliers and the Company's buying power allowing the Company to lock in price breaks on raw materials over the next 12 months; management's expectation that the Company's margin to increase between 3 and 5% in fiscal 2023; that the drivers for next fiscal year are firmly in place to see sales growth throughout fiscal 2023; and that the Company has the ability to meet the demands of continued expansion; that the Company looks forward to adding tremendous value for its customers, employees and shareholders now and for years to come.

The material assumptions supporting these forward-looking statements include, among others, that the Company will have consistent organic growth of between 10-30% within many of its largest long-term retail clients; that retail resets will return to a normal cadence, and the Company will earn new shelf space with current and new clients; that the Company will see a 15-20% increase in store count over the next 12 months; that the Company's expectation that single-serves to account for 20-25% of the Company's sales in fiscal 2023; that the Company expects to start seeing significant growth in E-Commerce and hospitality sales in Q4 of fiscal 2022; that the new Direct-Store-Delivery model that the Company rolled out in Arizona, Nevada, and the Midwest will continue to be very successful; that the Company's expansion into functional beverages above and beyond superior hydration will be successful; the demand for the Company's products will continue to significantly grow in all of its sales channels; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new customers/retailers and retaining existing relationships with customers/retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Jeff Wright
Director of Investor Relations
866-242-0240
investors@thealkalinewaterco.com

Media

Jessica Starman

888-461-2233

jessica@elev8newmedia.com